[CHARTER COMMUNICATIONS LOGO]


                                                                            NEWS


FOR IMMEDIATE RELEASE:


                   CHARTER COMMUNICATIONS ANNOUNCES PROPOSED
                        TENDER OFFERS FOR CERTAIN NOTES


      ST. LOUIS, MO - Charter Communications, Inc. (NASDAQ: CHTR) announced today that it (the "Company" or "CCI") and its indirect subsidiary, Charter Communications Holdings, LLC ("Holdings"), intend to commence cash tender offers today for a portion of the Company's convertible senior notes and a portion of Holdings' senior notes and senior discount notes. The Company intends to fund the tender offers through a $1.7 billion financing by subsidiaries of the Company. The tender offers are intended to reduce the Company's consolidated debt and extend the maturities of its outstanding indebtedness.

CCI TENDER OFFERS

      CCI's tender offers relate to both series of its convertible senior notes (the "CCI Notes"). Pursuant to the tender offers, CCI is offering to acquire up to $1,106 million of the outstanding principal amount of the CCI Notes. The table below shows, among other things, the principal purchase amount of each series of CCI Notes that CCI is seeking to purchase and the tender offer consideration that CCI will pay for each series of CCI Notes.

      CCI's tender offers will expire at 8:00 a.m., New York City time, on Friday, August 8, 2003, unless extended or earlier terminated. Holders whose CCI Notes are validly tendered and accepted for purchase will be paid the applicable tender offer consideration plus accrued and unpaid interest to, but not including, the payment date.

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          THE NOTES              CUSIP            PRINCIPAL           PRINCIPAL       TENDER OFFER
                                NUMBER             AMOUNT             PURCHASE      CONSIDERATION(2)
                                                OUTSTANDING(1)         AMOUNT
----------------------------------------------------------------------------------------------------
4.75% CONVERTIBLE              16117MAC1         $632,500,000       $506,000,000        $800.00
SENIOR NOTES DUE 2006
----------------------------------------------------------------------------------------------------
5.75% CONVERTIBLE              16117MAB3         $750,000,000       $600,000,000        $825.00
SENIOR NOTES DUE 2005          16117MAA5
----------------------------------------------------------------------------------------------------

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(1)   Aggregate principal amount outstanding as at June 30, 2003.
(2)   Per $1,000 principal amount of notes that are accepted for purchase.

      CCI's obligation to accept CCI Notes tendered and to pay the tender offer consideration is subject to a number of conditions which will be set forth in the Offer to Purchase and Letter of Transmittal for the tender offers.

      Citigroup Global Markets Inc. ("Citigroup") is the dealer manager for the CCI tender offers. Questions concerning the terms of the CCI tender offers should be directed to Citigroup's Liability Management Desk, 390 Greenwich Street, 4th Floor, New York, New York 10013, telephone: (800) 558-3745. The Bank of New York is the depositary agent in connection with the CCI tender offers. D.F. King & Co., Inc. is the information agent for the CCI tender offers.

      At the time that CCI commences its tender offers it intends to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), which will contain the complete terms and conditions of the tender offers in an Offer to Purchase and Letter of Transmittal and will be mailed to holders of the CCI Notes. Holders of the CCI Notes are urged to read the tender offer documents carefully when they become available because they will contain important information. Copies of the offer to purchase and letter of transmittal may be obtained free of charge from at the SEC's web site, www.sec.gov or from the information agent at (800) 549-6650.

HOLDINGS TENDER OFFERS

      Holdings' tender offers relate to the senior notes and senior discount notes listed in the table below (the "Holdings Notes"). Pursuant to the tender offers, Holdings is offering


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to purchase up to $285.0 million of outstanding principal amount of its notes.
The table below shows the principal purchase amount of each series of Holdings Notes that Holdings is seeking to purchase and the tender offer consideration that Holdings will pay for each series of Holdings Notes. Tenders of Holdings Notes may not be withdrawn after 8:00 a.m., New York City time, on Friday, August 8, 2003, except under limited circumstances. Holdings' tender offers will expire at 8:00 a.m., New York City time, on Friday, August 8, 2003, unless extended or earlier terminated. Holders whose Holdings Notes are validly tendered and accepted for purchase will be paid the applicable tender offer consideration plus (except for the senior discount notes) accrued and unpaid interest to, but not including, the payment date.

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                                                                                                         MAXIMUM
                                                       PRINCIPAL       PRINCIPAL       TENDER           PRINCIPAL
                                        CUSIP           AMOUNT         PURCHASE         OFFER           PURCHASE
       THE NOTES(1)                     NUMBER       OUTSTANDING(2)    AMOUNT(3)    CONSIDERATION(4)     AMOUNT
--------------------------------------------------------------------------------------------------------------------
SENIOR NOTES:
--------------------------------------------------------------------------------------------------------------------
8.625% SENIOR NOTES DUE 2009           16117PAE0     $1,500,000,000   $61,000,000   $810.00
                                       16117PAB6
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10.000% SENIOR NOTES DUE 2009          16117PAK6     $675,000,000     $28,000,000   $850.00
10.750% SENIOR NOTES DUE 2009          16117PAT7     $900,000,000     $37,000,000   $860.00
9.625% SENIOR NOTES DUE 2009           16117PAZ3     $700,000,000     $29,000,000   $820.00
                                       16117PAY6
--------------------------------------------------------------------------------------------------------------------
10.250% SENIOR NOTES DUE 2010          16117PAL4     $325,000,000     $13,000,000   $840.00
11.125% SENIOR NOTES DUE 2011          16117PAV2     $500,000,000     $21,000,000   $850.00
                                       16117PAQ3
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10.000% SENIOR NOTES DUE 2011          16117PBB5     $875,000,000     $36,000,000   $810.00
                                       16117PBA7
                                       16117PBF6
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SENIOR DISCOUNT NOTES:
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9.920% SENIOR DISCOUNT NOTES DUE 2011  16117PAF7     $1,475,000,000   $60,000,000   $730.00
--------------------------------------------------------------------------------------------------------------------
                                                                                                      $1,775,000,000
--------------------------------------------------------------------------------------------------------------------

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(1)   For the avoidance of doubt, Holdings is not offering to purchase any of the following securities: 8.250% Senior Notes due 2007, 11.750% Senior Discount Notes due 2010, 11.750% Senior Discount Notes dues 2011, 13.500% Senior Discount Notes due 2011 and 12.125% Senior Discount Notes due 2012.
(2) Aggregate principal amount (or principal amount at maturity, in the case of the senior discount notes) outstanding as at June 30, 2003.
(3)   See Offer to Purchase.
(4) Per $1,000 principal amount of notes (or principal amount at maturity, in the case of the senior discount notes) that are accepted for purchase.

      Holdings' obligation to accept Holdings Notes tendered and pay the tender offer consideration is subject to a number of conditions which are set forth in the Offer to Purchase and Letter of Transmittal for the tender offers.

      Citigroup is the dealer manager for the Holdings tender offers. Questions concerning the terms of the Holdings tender offers should be directed to Citigroup's

Liability Management Desk, 390 Greenwich Street, 4th Floor, New York, New York 10013, telephone: (800) 558-3745. The Bank of New York is the depositary agent in connection with the Holdings tender offers. D.F. King & Co., Inc. is the information agent for the Holdings tender offers.

      The complete terms and conditions of the Holdings tender offers will be set forth in an Offer to Purchase and Letter of Transmittal that will be mailed to holders of the Holdings Notes. Holders of the Holdings Notes are urged to read the tender offer documents carefully when they become available because they will contain important information. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the information agent at (800) 549-6650.

ABOUT CHARTER COMMUNICATIONS

      Charter Communications, A Wired World Company(TM), is the nation's third-largest broadband communications company. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital Cable(R) brand and high-speed Internet access marketed under the Charter Pipeline(R) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(R) brand. Advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

                                      # # #


Contacts:
Media                                         Analysts
Deb Seidel                                    Mary Jo Moehle
314-543-5703                                  314-543-2397
dseidel@chartercom.com                        mmoehle@chartercom.com


Cautionary Statement Regarding Forward-Looking Statements:

      This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release are set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission All forward-looking statements attributable to the Company us or a person acting on its behalf are expressly qualified in their entirety by this cautionary statement.


                               * * * * * * * * *


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